PUNTA GORDA ISLES, INC.

CONVERTIBLE DEBENTURE AGREEMENT

$1,282,451.63 Convertible Debenture

Due April 30, 1992

Dated as of July 24, 1989

Love-1989 Florida Partners, L.P.
c/o Love Investment Company
515 Olive Street
St. Louis, Missouri 63101

Gentlemen:

The undersigned, Punta Gorda Isles, Inc., agrees with you as follows:

SECTION 1. INTERPRETATION OF AGREEMENT: DEFINITIONS.

1.1 Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

"Accredited Investor" shall mean any person or entity who comes within any of the categories set forth in Section 4.1(a)(i)-(ix) hereof.

"Adjusted Conversion Price" shall mean the Conversion Price Per Share adjusted in accordance with Section 5 hereof.

"Agreement" shall mean this Convertible Debenture Agreement dated as of July 24, 1989 between Punta Gorda Isles, Inc. and the Purchaser named herein.

"Average Daily Market Price Per Share" shall mean One Dollar and Fifty Six Cents ($1.56), which represents the approximate average of the daily closing prices of the Common Stock on the American Stock Exchange for the 15 business days prior to the Offering Date on which trades in the Common Stock were reported.

"BancFlorida Loans" shall mean the from time-to-time outstanding principal balance and accrued interest on the Mortgage and Receivables Loan on which the Company and its subsidiaries are obligated to BancFlorida.

"Common Stock" shall mean the authorized shares of Company's common stock, having a par value of $.10 per share.

"Commission" shall mean the Securities and Exchange Commission.

"Company" shall mean Punta Gorda Isles, Inc., a Florida corporation, and shall include its successors to all or substantially all of the assets and business of said corporation.

"Conversion Price Per Share" shall mean One Dollar and Seventy Two Cents ($1.72) and was calculated by multiplying the Average Daily Market Price Per Share by one hundred and ten percent (110.0%).

"Conversion Shares" shall mean the shares of Common Stock issuable or issued upon the conversion of all or any portion of the Debenture and accrued interest, and calculated in accordance with Section 5 hereof and evidenced by a certificate required to bear the legend specified in Section 6.3 hereof.

"Conversion Shareholder" shall mean the holder of Conversion Shares that may be converted from the amount of Debentures sold under this Debenture Agreement.

"Debenture" shall mean the One Million, Two Hundred and Eighty Two Thousand, Four Hundred Fifty-One Dollars and Sixty Three Cents ($1,282,451.63) of convertible debentures offered by the Company and purchased by the Purchaser pursuant to the Agreement.

"Debenture Certificate" shall mean the certificate issued by the Company to the Purchaser or subsequent Holder which shall represent the Debenture and which shall be in substantially the form as that attached hereto as Exhibit A.

"Holder" or "Holders" shall mean the Purchaser or the registered holder of the Debentures.

"Indebtedness" shall mean (i) all obligations of the Company for borrowed money, (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company to pay the deferred purchase price of property or services, except trade

accounts payable arising in the ordinary course of business, (iv) all obligations of the Company as lessee under capital leases, (v) all liabilities or obligations described in clauses (i) through (iv) above of others secured by a lien on any asset of the Company, and (vi) all obligations of others guaranteed by the Company.

"L-PGI Promissory Note" shall mean the promissory note issued by the Company to L-PGI Partners L.P. ("L-PGI") on May 20, 1988 in the principal amount of $700,000, which bears interest at the rate of 10% per annum and which is due on September 1, 1989.

"1989 Conversion Shareholder" shall mean the holders of 1989 Conversion Shares.

"1989 Conversion Shares" shall mean any or all of the shares of Common Stock that may be issued by the Company upon conversion of any or all of the 1989 Debentures.

"1989 Debentures" shall mean all of the secured, convertible debentures issued by the Company pursuant to the Company's Confidential Memorandum dated July 14, 1989 and any debentures issued by the Company in connection with the transfer of any debentures issued pursuant to such Confidential Memorandum.

"Offerees" shall mean Love-1989 Florida Partners, L.P., L-PGI, the Estate of Harold Vernon, Alfred M. Johns and certain other Accredited Investors.

"Offering" shall mean the offering of 1989 Debentures to the Offerees.

"Offering Date" shall mean the date that the Offering commences.

"Original Issue Date" shall mean the date that the Debenture is issued hereunder.

"Outstanding Balance" shall mean the outstanding principal balance of the Debenture and all accrued and unpaid interest thereon.

"Person" shall mean an individual, partnership, corporation, joint venture, association, joint-stock company, trust, estate or unincorporated organization, and a government or agency or political subdivision thereof.

"Purchaser" shall mean Love-1989 Florida Partners, L.P., a Missouri limited partnership.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as shall be in effect at the time.

"Trading Day" shall mean a day on which the principal national securities exchange on which Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City or County of St. Louis, State of Missouri, are not authorized or obligated by law or executive order to close.

SECTION 2. DESCRIPTION OF DEBENTURE AND COMMITMENT.

2.1 Description of Debenture.

(a) The Debenture will mature on April 30, 1992. Interest on the Debenture will be at the rate of 14% per annum, compounded quarterly and computed on the basis of a 360-day year, 30-day month. Interest on the Debenture will be payable only at maturity, provided, however, that if the Company repays the BancFlorida Loans prior to April 30, 1992 (or such loan no longer prohibits the payment of interest on the Debentures), interest on the Debenture accruing after such repayment (but not accrued interest on the Debenture which accrued before such repayment) will be paid quarterly.

(b) The Debenture will also provide that all or a portion of the Outstanding Balance may be converted at any time prior to maturity into shares of Common Stock at the Conversion Price Per Share as defined in Section 1.1 hereof or the Adjusted Conversion Price Per Share also defined in Section 1.1 hereof, and calculated in accordance with Section 5 hereof.

2.2 Commitment, Closing Date. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase this date from the Company, the Debenture at a price of 100% of the principal amount thereof in the principal amount of $1,282,451.63, subject to the terms of this Agreement. Delivery of the Debenture will be made at the Company's office, located at 1625 West Marion Avenue, Punta Gorda, Florida, against (i) payment therefor by cashier's check or wire transfer in the amount of the purchase price; and/or (ii) exchange of the L-PGI Promissory Note. The Debenture to be delivered to the Purchaser will be delivered in the form of a single registered Debenture, registered in the Purchaser's name or in the name of such nominee as the Purchaser may specify and in the form attached hereto as Exhibit A.

SECTION 3. PAYMENT OF DEBENTURE.

3.1 Payment at Maturity. Notwithstanding anything to the contrary in this Agreement or the Debenture Certificate, the Company will promptly and punctually pay at maturity and upon surrender of the Debenture to the Company, the Outstanding Balance directly to the Purchaser or any subsequent Holder at the address of the Purchaser set forth on the first page hereof or at such other address as the Purchaser or subsequent Holder may from time to time designate in writing to the Company.

3.2 Optional Prepayment. The Company shall have the privilege at any time of prepaying, without premium, all or any portion of the Outstanding Balance, provided that: (i) the BancFlorida Loans have been paid in full; and (ii) that any partial prepayment shall be in integrals of $100,000. The Company will give notice of prepayment to the Holder not less than 35 days nor more than 45 days before the date fixed for such prepayment, specifying such prepayment date, the principal amount to be prepaid, the Conversion Price Per Share, or if applicable, the then current Adjusted Conversion Price Per Share and the last day on which the Holder may convert the Debenture into Common Stock under Section 5 hereof, prior to prepayment as provided herein. Notice of prepayment having been so given, the aggregate principal amount of the Debenture to be prepaid together with accrued interest thereon shall become due and payable on the prepayment date, unless the Debenture shall have been converted into Common Stock prior to such prepayment date. Such notice of prepayment shall not extinguish or limit the right of conversion specified in Section 5 hereof.

SECTION 4. REPRESENTATIONS.

4.1 Representations of the Purchaser. (a) The Purchaser represents that he or it comes within one of the following categories:

(i) any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of

a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) any director or executive officer of the Company;

(v) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(vi) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; and

(viii) any entity in which all of the equity owners are accredited investors.

(ix) an estate of which either the personal representatives or all of the beneficiaries are accredited investors.

(b) The Purchaser represents that he or it (i) is acquiring the Debenture for investment, for his or its own account and not with the view to resale or distribution; (ii)

has not subdivided his or its interest with any other person and; (iii) understands the risks and terms of the Offering.

SECTION 5. CONVERSION RIGHTS.

5.1 Right to Convert. The Holder may at any time and at his or its option convert any or all of the Outstanding Balance into fully paid and nonassessable shares of Common Stock in the manner provided herein.

5.2 Conversion Price. The Debenture shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price Per Share (or the Adjusted Conversion Price Per Share, if applicable) into the principal amount, and accrued interest, of the Debenture to be converted.

5.3 Mechanics of Conversion. Any such conversion may be effected by the Holder by surrendering at the office of any transfer agent of the Company, or at such other office or offices as the Company's Board of Directors may designate, the Debenture Certificate, duly endorsed to the Company or in blank for transfer. A Holder may convert less than the total amount of the Debenture and accrued interest earned thereon and represented by the Debenture Certificate by a surrender as provided herein, except that the number of shares of Common Stock receivable upon conversion of said Debenture as a whole shall be proportionately reduced. Upon any such partial conversion, the Company at its expense shall forthwith issue in the name of the Holder thereof (or such other name as said Holder may direct) a new certificate representing the amount of the Debenture not so converted. The Debenture shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the Debenture Certificate in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date (and in any event within five (5) days thereafter, except as provided in Section 5.12 hereof), the Company shall at its expense cause to be issued and delivered to said Conversion Shareholder thereof (or to such other person as said holder may direct) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of a share, to the person or persons entitled to receive the same.

5.4 Adjustment of Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date of the Debenture effect a subdivision of the outstanding Common Stock, the number of shares of Common

Stock into which the Debenture is convertible shall be determined by dividing the principal amount of the Debenture and all accrued interest by an Adjusted Conversion Price Per Share which is proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Original Issue Date of the Debenture combine the outstanding shares of Common Stock, the number of shares of Common Stock into which the Debenture is convertible shall be determined by dividing the principal amount of the Debenture and all accrued interest by an Adjusted Conversion Price Per Share which is proportionately increased. Any adjustment under this Section 5.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.5 Adjustment for Certain Dividends and Distributions. If the Company at any time, or from time to time, after the Original Issue Date of the Debenture shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Debenture shall be convertible into the number of shares of Common Stock yielded by dividing the principal amount of the Debenture and all accrued interest by an Adjusted Conversion Price Per Share. The Adjusted Conversion Price Per Share shall be determined as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price Per Share (or if applicable, the then current Adjusted Conversion Price Per Share) by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Adjusted Conversion Price Per Share for such Debenture shall be recomputed accordingly as of the close of business on such record date and thereafter the Adjusted Conversion Price Per Share for the Debenture shall be further adjusted pursuant to

this Section 5.5 as of the time of actual payment of such dividends or distributions and the record date for the determination of holders of Common Stock entitled to receive such a dividend or distribution will be similarly adjusted.

5.6 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date for the Debenture shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in property or securities of the Company other than shares of Common Stock ("Dividend Property"), then and in each such event, provision shall be made so that the Holder shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of Dividend Property that he or it would have received had his or its Debenture been converted into Common Stock immediately prior to such making or issuance of such record date, plus the amount of property he or it would have received as a result of owning such Dividend Property had he or it retained such Dividend Property during such period from the date of such event to and including the Conversion Date, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the Holder.

5.7 Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Debenture shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event, the Holder shall have the right thereafter to convert such Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by a holder of the number of shares of Common Stock into which such a Debenture might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

5.8 Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision

shall be made so that the Holder shall thereafter be entitled to receive upon conversion of the Debenture, for each share of Common Stock into which the Debenture was convertible, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of one share of Common stock deliverable upon conversion would have been entitled in connection with such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock, number and type of other securities and the amount of other property purchasable upon conversion of the Debenture) shall be applicable after that event as nearly equivalent as may be practicable.

5.9 Sale of Shares Below Conversion Price.

(a) If at any time or from time to time after the Original Issue Date of the Debentures, the Company shall issue or sell Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5.5 above and other than upon a subdivision or combination of shares of Common Stock as provided in Section 5.4 above, for a consideration per share less than the then existing Conversion Price Per Share (or, if an adjusted Conversion Price Per Share shall be in effect by reason of a previous adjustment, then less than such Adjusted Conversion Price Per Share), then and in each case the Debenture shall be convertible into the number of shares of Common Stock yielded by dividing the principal amount of the Debenture and all accrued interest thereon by an Adjusted Conversion Price Per Share determined as follows. The Adjusted Conversion Price Per Share shall be determined as of the opening of business on the date of such issue or sale, if a Trading Day (or the next preceding day that was a Trading Day, if the date of issuance or sale is not a Trading Day), by multiplying that Conversion Price Per Share by a fraction: (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price Per Share; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Shares of Common Stock so issued.

(b) For the purpose of making any adjustment in the Conversion Price Per Share or number of shares of Common Stock purchasable upon conversion of the Debenture as provided above, the consideration received by the Company for any issue or sale of securities shall:

(i) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Company in connection with such issue or sale;

(ii) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Company's Board of Directors; and

(iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Company's Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

Such value shall not exceed the greater of: (i) the fair market value of the securities sold as of the date of issuance; or (ii) the amount at which which consideration is recorded in the books of the Company for accounting purposes.

(c) For the purpose of the adjustment provided in Section 5.9(a) hereof, if at any time or from time to time after the Original Issue Date of the Debenture, the Company shall issue any rights, warrants or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being referred to herein as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, warrants or options, or Convertible Securities shall be less than the then existing Conversion Price Per Share (or, if applicable, the Adjusted Conversion Price Per Share), the Company shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an

amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants or options or Convertible Securities, plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the company upon exercise or conversion of such rights, warrants or options. "Effective Price" as used in this Section 5.9(c) shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price Per Share adjusted upon the issuance of such rights, warrants, options, or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock upon the exercise of any such rights or options or the conversion of any such Convertible Securities.

If any such rights, warrants or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price of the Debenture, as adjusted upon the issuance of such rights, warrants, options, or Convertible Securities, shall be readjusted to the Conversion Price Per Share that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, warrants or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company upon the conversion of such Convertible Securities.

5.10 Additional Shares of Common Stock. The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock whether originally issued or issued from the Treasury by the Company after the Original Issue Date whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon conversion of the Debentures.

5.11 Notice in Event of Dissolution or Liquidation. The Company will notify the Holder at least 30 days before any proposal to dissolve, liquidate and distribute the assets of the Company is to be considered at any annual or special meeting of the Company's shareholders. If such proposal is approved by the holders of the requisite percentage of voting stock then required to take such action at such meeting or, if

the action is approved by the unanimous written consent of the Company's shareholders, the Company will notify the Holder and the Holder shall thereafter have 30 days in which to exercise its conversion rights in the manner provided in this Section 5 hereof if he or it so elects, before the Company may dissolve, liquidate and distribute its assets.

5.12 Closing of Transfer Books. The right to convert the Debenture shall not be suspended during any period while the Company's stock transfer books for its Common Stock may be closed. The Company shall not be required, however, to deliver Conversion Shares while such books are duly closed for any purpose, but the Company may postpone the delivery of such Conversion Shares until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

5.13 Accountants' Certificate of Adjustment.

(a) Subject to Section 5.14(b) hereof, in the case of the adjustment or readjustment of the Conversion Price Per Share or the Adjusted Conversion Price Per Share as provided in Section 5 hereof, the Company, at its expense, shall promptly cause independent certified public accountants then auditing the books of the Company to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Company's transfer agent(s) and to each registered Holder at the Holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (i) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price Per Share in effect prior to the event requiring adjustment and the Conversion Price Per Share after such event, and (iii) the number of Additional Shares of Common stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Debenture.

5.14 Notices of Record Date. If the Company shall establish a record date for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, whether of cash, securities, property, warrants or rights, or cash, securities, property warrants or rights pursuant to any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the

Company shall mail to each Holder at least ten (10) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and (C) the date and time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, liquidation or winding up.

5.15 <u>Reservation of Stock Issuable Upon Conversion; Listing of Conversion Shares</u>.

(a) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the 1989 Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all 1989 Debentures and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding 1989 Debentures, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(b) In the event that the transactions contemplated hereby would cause the Common Stock to be delisted by the American Stock Exchange, Inc., the Company shall, and hereby agrees to, forthwith request a waiver and use its best efforts to maintain the continued listing of such shares on the American Stock Exchange, Inc. In the event such shares are delisted, the Company shall use its best efforts to cause the shares of Common Stock to be listed on the National Market System of the National Association of Securities Dealers' Automated Quotation System. The Company agrees to use its best efforts to list, and cause to be listed, all shares of Common Stock issuable upon conversion of the Debenture. If any transaction contemplated by this Debenture Agreement would cause the Company to be in breach or default under agreements with the American Stock Exchange, Inc., the parties acknowledge that such breach or default will not be a breach of the Debenture Agreement.

5.16 <u>Payment of Taxes</u>. The Company will pay all stamp, transfer or issuance taxes and other governmental

charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of the Debentures.

5.17 No Cash Adjustments on Conversion of Debenture; No Fractional Shares; No Cash Dividends.

(a) No adjustment in the Conversion Price Per Share (or, if applicable, the Adjusted Conversion Price Per Share) shall be required (i) with respect to shares of Common Stock issued upon conversion of the Debentures; or (ii) unless such adjustment would require an increase or decrease of at least 1% in such price, provided, however, that any adjustments which by reason of Section 5.8(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 5 shall be made to the nearest cent or to the nearest one-hundredths of a share, as the case may be.

(b) No fractional shares of Common Stock shall be issued upon conversion of the Debenture but if the conversion results in a fractional share, an amount equal to such fraction multiplied by the Conversion Price Per Share or, if applicable, the Adjusted Conversion Price then in effect, shall be paid in cash to the Holder of the Debenture being converted.

(c) The Company hereby covenants and agrees that so long as there is an Outstanding Balance, the Company shall not pay any cash dividend on its Common Stock without the prior written consent of the Holder.

SECTION 6. RESTRICTIONS ON TRANSFERABILITY OF DEBENTURE AND CONVERSION SHARES

6.1 Transferees. Neither the Debenture nor any Conversion Shares may be issued, transferred or assigned to any Person other than the Purchaser unless (i) a registration statement covering the Debenture, and if applicable, any Conversion Shares has been filed and has become effective under the Securities Act or the Company has received an opinion of counsel satisfactory to it that registration is not required; and (ii) that any such Transferee or assignee shall agree in writing to be bound by all of the provisions of this Agreement as if he or it were the original Purchaser and had executed the Agreement. If such a registration statement is effective, or if the Company has received such opinion of counsel, the Company shall, or shall instruct its transfer agents and registrars to remove the legends required by Section 6.3 hereof from certificates evidencing the Debenture or the Conversion Shares, as appropriate, or to issue new certificates without the legend in lieu thereof.

6.2 Procedure for Transfer. The Holder and the Conversion Shareholder agrees to give prior written notice to the Company of such Holder's or Conversion Shareholder's intention to transfer the Debenture or such Conversion Shares (or any portion thereof) describing briefly the manner and circumstances of the proposed transfer, together with an opinion of counsel to the effect that the proposed transfer may be effected without registration or qualification under any federal or state law. Upon receipt of such written notice and opinion, the Company shall present copies thereof to Company counsel. If in the opinion of such Company counsel the proposed transfer may be lawfully effected as proposed, the Company shall notify the Holder or Conversion Shareholder of such opinion, whereupon the Holder or Conversion Shareholder shall be entitled to transfer the Debenture or the Conversion Shares, all in accordance with the terms of the notice delivered by such Holder or Conversion Shareholder to the Company. No such notice or opinion shall be required with respect to transfer of shares of Conversion Shares if an effective registration statement has been filed with the Commission and is effective as set forth in Section 6.1 above.

6.3 Restrictive Legends. The Debenture Certificate initially issued under this Agreement and each Debenture Certificate that may be issued in exchange thereafter shall bear on the face thereof a legend reading substantially as follows:

> "This Debenture and the shares of common stock issuable upon conversion hereof have not been registered under the Securities Act of 1933, as amended, (the "Act") or under any state securities laws. This Debenture and the shares of common stock issuable upon conversion hereof may not be sold or offered for sale in the absence of an effective registration statement under the Act and applicable state securities laws unless the Company has received an opinion of counsel satisfactory to it that registration is not required. The Debenture and the shares of Common Stock issuable upon conversion hereof are also subject to the conditions specified in the Convertible Debenture Agreement dated as of July 24, 1989 between Punta Gorda Isles, Inc. and the Purchaser named therein, and no transfer of the Debenture or any shares of common stock issuable upon conversion shall be valid or effective until such conditions shall have been fulfilled."

Each Conversion Share shall, unless otherwise permitted by the provisions of Section 6.1 hereof, bear on the face thereof a legend reading substantially as follows:

"These securities have not been registered under the Securities Act of 1933, as amended (the "Act") or under any state securities laws. These securities may not be sold or offered for sale in the absence of an effective registration statement under the Act and applicable state securities laws unless the Company has received an opinion of counsel satisfactory to it that registration is not required. The transfer of such shares is also subject to the conditions specified in the separate Convertible Debenture Agreement, dated as of July 24, 1989 between Punta Gorda Isles, Inc. and the Purchaser named therein, and no transfer of such shares shall be valid or effective until such conditions shall have been fulfilled."

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Nature of Events. An "Event of Default" shall exist if any of the following occurs and is continuing:

(a) Default in Payment of Interest on Debentures Prior to Maturity. -- default in payment of any interest that may become due and payable prior to maturity of the Debenture in accordance with Section 2.1(a) hereof, and continuance of such default for a period of 15 days; or

(b) Default in Payment of the Outstanding Balance at Maturity. -- default in the payment of the principal of the Debenture at maturity and any accrued but unpaid interest not previously due pursuant to Section 2.1(a) hereof; or

(c) Other Defaults -- the Company fails to comply with any other provision of this Agreement, and such failure continues for more than 30 days after notice from the Holder; or

(d) Cross Default -- the Company defaults in the performance or observance of any term, condition or agreement with respect to any Indebtedness (other than the Debenture) or with respect to any agreement or instrument, evidencing, securing or relating thereto, if the effect of such default is: (i) to cause such Indebtedness to come due prior to its stated maturity; or (ii) permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due prior to its stated maturity or to become payable and the holder or holders of such Indebtedness have notified the Company that as a result of such default, such Indebtedness shall be accelerated and is thereupon due and payable; or

(e) Voluntary Bankruptcy; Insolvency -- the Company shall: (i) generally not be paying its debts as they become due or admits in writing its inability to pay its debts generally as they become due (provided, however, that execution of any forbearance agreements, loan extensions or waivers shall not constitute an admission of inability to pay debts generally as they become due); (ii) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make a general assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (v) be adjudicated insolvent or be liquidated; or

(f) Involuntary Bankruptcy Proceedings -- (i) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company; or (ii) there is instituted against the Company any bankruptcy, reorganization, winding up or liquidation proceeding or other proceeding analogous in purpose or effect and the same is not dismissed within 30 days after the institution thereof.

7.2 Acceleration of Maturities. When any Event of Default described in Section 7.1(a) or 7.1(c) has happened and is not cured within the time period, if any, set forth therein, the Holder may, by notice in writing and sent as provided in Section 11.3 hereof, declare the Outstanding Balance to be, and it shall thereupon become, due and payable. With respect to a default under any Indebtedness as described in Section 7.1(d), if such default: (i) causes such indebtedness to come due prior to its stated maturity or (ii) if the holders of any of the Company's other Indebtedness exercise the right to accellerate payment of all principal and interest due thereunder, the Outstanding Balance shall become immediately due and payable without presentment, demand or notice of any kind and the Company shall promptly pay to the Holder the entire principal and interest accrued thereon. When any Event of Default described in Section 7.1(b) and 7.1(e)-(f) has occurred, then the Outstanding Balance shall immediately become due and payable without presentment, demand or notice of any kind.

SECTION 8. REGISTRATION RIGHTS.

8.1 Definitions. For purposes of this Section 8:

(a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement;

(b) "Registrable Securities" shall mean: (i) Common Stock issuable or issued upon conversion of the Company's Preferred Stock, $1.00 par value, purchased by L-PGI under the Stock Purchase Agreement; and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Preferred Stock purchased by L-PGI under the Stock Purchase Agreement into which it may be converted;

(c) "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement by and between the Company and L-PGI dated as of March 25, 1987; and

(d) The term "Registrable Securities Holder" means any person holding Registrable Securities.

8.2 Request for Registration.

(a) Commencing as of the date hereof, if the Company shall receive a written request from: (i) 1989 Conversion Shareholders holding more than ten percent (10%) of the 1989 Conversion Shares then outstanding; or (ii) from a Holder or Holders owning 1989 Debentures in an amount which, if converted into 1989 Conversion Shares, would equal ten percent (10%) of the total number of 1989 Conversion Shares that would be outstanding if all of the 1989 Debentures then outstanding were converted, that the Company file a registration statement on the Commission form selected by such 1989 Conversion Shareholders or Holders under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, to register at least ten percent (10%) of the 1989 Conversion Shares then outstanding, the Company shall thereupon promptly notify all other 1989 Conversion Shareholders of such request and shall use its best efforts to cause all 1989 Conversion Shares then outstanding that such 1989 Conversion Shareholders have requested be registered to be registered under the Securities Act. The Company shall be obligated to effect only a total of three (3) registrations of 1989 Conversion Shares. Selling 1989 Conversion Shareholders shall have the right to select the underwriter or underwriters who shall make the offering, if it

is to be underwritten, provided the same are underwriters of recognized national standing reasonably acceptable to the Company.

(b) If, during the period when such registration statement is effective, any event occurs as a result of which the prospectus included in such registration statement would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading, or it shall be necessary to amend or supplement such prospectus to comply with applicable law, the Company will forthwith notify the Conversion Shareholder and on the collective request of such 1989 Conversion Shareholders (i) prepare and file under the Securities Act such amendments and supplements as may be necessary to keep available a prospectus covering such registered stock meeting the requirements of the Securities Act, and (ii) furnish to the underwriters, if any, and the selling Conversion Shareholder such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested from time to time. Any registration statement filed pursuant to this Section 8.2 shall be prepared in accordance with the requirements of a form for registration promulgated by the Commission under the Securities Act that shall be both permissible by its terms for use in connection with the method of distribution contemplated collectively by the selling 1989 Conversion Shareholders.

(c) Notwithstanding the foregoing: (i) the Company shall not be obligated to effect a registration pursuant to this Section 8.2 during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (ii) if the Company shall furnish to such Holders, or the selling Conversion Shareholder, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six (6) months.

8.3 Company Registration.

(a) If at any time the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities on a

form that would also permit the registration of the Conversion Shares, the Company shall, at such time, promptly give the Conversion Shareholder written notice of such determination. Upon the written request of the Conversion Shareholder given within twenty (20) days after receipt of any such notice by the Conversion Shareholder, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Conversion Shares that the Conversion Shareholder has requested be registered.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Conversion Shareholder as a part of such written notice. In such event, the right of any Conversion Shareholder to registration pursuant to this Section 8.3 shall be conditioned upon such Conversion Shareholder's agreeing to participate in such underwriting and the inclusion of such Conversion Shareholder's Conversion Shares in the underwriting to the extent provided herein. A Conversion Shareholder proposing to distribute his or her securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting, including all selling 1989 Converson Shareholders) enter into an underwriting agreement in customary form, and upon the terms agreed upon between the Company and the underwriter, with the underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.3, if the underwriter reasonably determines that inclusion of such shares will jeopardize the success of the Company's offering, then the underwriter may exclude some or all of the Conversion Shares from such registration and underwriting in accordance with the provisions of this Section 8.3. The Company shall so advise the selling Conversion Shareholder and any other holders distributing their securities through such underwriting, of the number of Conversion Shares and other securities that may be included in the registration and underwriting and that number shall be allocated among the selling Conversion Shareholder and the other holders, in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by the selling Conversion Shareholder and other holders at the time of filing the registration statement. If the selling 1989 Conversion Shareholder or other holder disapproves of the terms of any such underwriting, then he or it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Subject to the foregoing, the Company and the underwriter selected by the Company shall make all determinations with respect to the timing, pricing and other matters relating to the offering.

8.4 Obligations of the Company. Whenever required under Sections 8.2 or 8.3 that the Company use its best efforts to effect the registration of the Conversion Shares, the Company shall, as expeditiously as possible:

(a) Prepare and file with the Commission, a registration statement with respect to the Conversion Shares and use its best efforts to cause such registration statement to become and remain effective.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Conversion Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Conversion Shares owned by him or it.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

8.5 Conversion Shareholders' Obligation to Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 8 that the Conversion Shareholder shall furnish to the Company such information regarding him or it, the Conversion Shares held by him or it and the intended method of disposition of such Conversion Shares as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

8.6 Expenses of Demand Registration. All expenses incurred in connection with the first two (2) registrations pursuant to Section 8.2(a) (excluding underwriters' discounts and commissions and the fees and disbursements of counsel for the selling Conversion Shareholder), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company; provided, that the

selling 1989 Conversion Shareholders who or which have requested one of the three requests for registration under Section 8.2(a) hereof may collectively withdraw a request made within forty-five (45) days of the end of a fiscal year if the audited financial statements of the Company for such year and at such year-end materially and adversely differ from the information known to such 1989 Conversion Shareholders at the time of their request, in which event such selling 1989 Conversion Shareholders shall not be charged by the Company with having used one (1) of their available registration rights pursuant to Section 8.2(a). All expenses incurred in connection with the third (3rd) registration pursuant to Section 8.2(a) shall be borne by the selling 1989 Conversion Shareholders, provided that the Company shall bear any incremental expenses in the same manner described in Section 8.7 with respect to the selling 1989 Conversion Shareholders in connection with any such registration to the extent the Company includes any shares therein.

8.7 Registration Expenses. In the case of any registration effected pursuant to Section 8.3, the selling 1989 Conversion Shareholders shall bear any incremental registration and qualification fees and expenses (including underwriters' discounts and commissions), any incremental costs and disbursements of counsel for the Company that result from the inclusion of 1989 Conversion Shares held by the selling 1989 Conversion Shareholders in such registration, with such incremental expenses of the registration being borne by all selling 1989 Conversion Shareholders pro rata on the basis of the amount of 1989 Conversion Shares so registered; provided, however, that if any such costs or expense is attributable solely to one or more but less than all selling 1989 Conversion Shareholders and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to that selling 1989 Conversion Shareholder or 1989 Conversion Shareholders. In addition, each individual selling 1989 Conversion Shareholder shall bear the fees and costs of its own counsel.

8.8 Underwriting Requirements under Section 8.2.

(a) In connection with any offering involving an underwriting of shares being sold by 1989 Conversion Shareholders exercising the demand registration rights contained in Section 8.2, the Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter of recognized national standing, reasonably acceptable to the Company, selected for such underwriting by a majority-in-interest of the 1989 Conversion Shareholders demanding such registration.

(b) If the underwriter has not limited the number of 1989 Conversion Shares to be underwritten, and subject to the next sentence, then the Company and the other holders may include securities for their own account in such registration if the underwriter so agrees and if the number of 1989 Conversion Shares that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the 1989 Conversion Shares will be sold. To the extent that the underwriter wishes to limit the number of shares of Common Stock to be included in the registration statement, then pursuant to Section 8.12 of the Stock Purchase Agreement, and pursuant to a partial waiver thereof, the shares of Common Stock to be registered which are proposed to be offered by the Company and the other holders other than the Registrable Securities Holders and selling 1989 Conversion Shareholders, shall first be subject to limitations and shall be allocated among the Company and the other holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by the Company and each such other holder at the time of filing the registration statement. If and only to the extent that the underwriter advises the Registrable Securities Holders and the selling 1989 Conversion Shareholders in writing that marketing factors require a further limitation of the number of shares to be underwritten (after limiting the shares of the Company and other holders as provided next above), then, the number of Registrable Securities and 1989 Conversion Shares that may be included in the registration and underwriting shall be allocated among all Registrable Securities Holders and selling 1989 Conversion Shareholders thereof in proportion, as nearly as practicable, to the respective amount of Common Stock entitled to registration held by such holders at the time of filing of the Registration Statement.

8.9 Indemnification. In the event any Conversion Shares are included in a registration statement under Section 8:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Conversion Shareholder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls the Conversion Shareholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise (including reasonable counsel fees), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or

arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration; and the Company will reimburse the Conversion Shareholder, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statment or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Conversion Shareholder, underwriter or controlling person.

(b) To the extent permitted by law, the Conversion Shareholder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Securities Act or otherwise (including reasonable counsel fees), insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise from or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written

information furnished by the Conversion Shareholder expressly for use in connection with such registration; and the Conversion Shareholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Conversion Shareholder (which consent shall not be unreasonably withheld).

(c) Promptly after receipt by an indemnified party under this Section 8.9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.9, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 8.9.

8.10 <u>Reports Under Securities Exchange Act of 1934</u>. With a view to making available to the Conversion Shareholder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Conversion Shareholder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(a) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

(b) furnish to the Conversion Shareholder forthwith upon request at any time a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing the Conversion

Shareholder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

8.11 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Section 8, the Conversion Shareholder agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Conversion Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify.

8.12 Transfer of Registration Rights. The registration rights of the Conversion Shareholder under this Section 8 may be transferred to any transferee who acquires the Debentures or some or all of the Conversion Shares issued upon conversion thereof if, and only to the extent that the transferring Conversion Shareholder expressly provides in writing that the registration rights contained in this Section 8 shall be so assigned to such transferee and the transferee agrees in writing to be bound by the provisions of Section 8 as if such transferee were a Conversion Shareholder hereunder; provided further, however, that the Company is given written notice by the Conversion Shareholder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Section 8 are being assigned. Notwithstanding the foregoing, in no event may the registration rights of the Conversion Shareholder hereunder be subsequently transferred by any transferee thereof (excluding, however, transferees affiliated with the Conversion Shareholder), it being the intent that such Conversion Shareholder's registration rights may be transferred only by the original Conversion Shareholder and not by a transferee; and, provided further, that the registration rights under this Section 8 shall not be available to, and shall be deemed null and void as to, any transferee (but not an original Conversion Shareholder or a holder controlled by an original Conversion Shareholder) who is entitled to resell any Conversion Shares pursuant to Rule 144(k) of the Securities Act.

SECTION 9. SECURITY.

9.1 Security for the Debentures.

(a) Subject to Section 9.1(b)-(d) hereof, the repayment of principal on the Debenture, but not interest, shall be secured by a junior mortgage which the Company shall cause its subsidiary, Sugarmill Woods, Inc. to grant in favor of the Purchaser on that portion of the Sugarmill Woods development known as Town Center, which is owned by Sugarmill Woods, Inc.

(b) The Purchaser and any subsequent Holder agrees that if the Company or Sugarmill Woods, Inc. enters into a contract to sell the Town Center property, the Purchaser shall promptly execute any and all documents that the Company or BancFlorida may reasonably request to release the lien of the Purchaser's junior mortgage on the Town Center property.

(c) The Purchaser further agrees that any and all of the net proceeds from any sale of the Town Center property shall be paid to and be the property of BancFlorida, as consideration for releasing the lien of BancFlorida's first mortgage on the Town Center property.

(d) The Company agrees that simultaneously with the Holder's release of its lien on the Town Center property, the Company will provide substitute real property collateral and use its best efforts: (i) to provide such substitute collateral the value of which is equal to or greater than the value of that portion of the Town Center property which secured the Debenture; and (ii) to grant a mortgage on the substituted collateral, the priority of which will be at least the same as the priority the Holder had on that portion of the Town Center property which secured the Debenture the Town Center property.

(e) Upon conversion of the Debenture, the Conversion Shareholder shall execute any and all documents that the Company or BancFlorida may reasonably request to release the lien of the junior mortgage by which the Debenture was secured prior to conversion.

(f) The Debenture shall have the same rights, duties and preferences with respect to the security granted under Section 9 hereof, as every other 1989 Debenture sold to the Offerees.

SECTION 10. AMENDMENTS, WAIVERS AND CONSENTS.

10.1 Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, only be amended or compliance therewith waived (either

generally or in a particular instance and either retroactively or prospectively), if the Company and the then registered Holder consent thereto in writing.

10.2 Effect of Amendment of Waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 11. MISCELLANEOUS.

11.1 Loss, Theft, etc. of the Debenture. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction or the Debenture, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Debenture, the Company will make and deliver without expense to the Holder thereof, a new Debenture, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture.

11.2 Powers and Rights Not Waived; Remedies Cumulative. A delay or failure on the part of the Holder in the exercise of any power or right shall not operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the Holder are cumulative to and are not exclusive of any rights or remedies any such Holder would otherwise have, and no waiver or consent, given or extended shall extend to or affect any obligation or right not expressly waived or consented to.

11.3 Notices.

(a) All communications (other than those sent to stockholders generally) provided for hereunder shall be in writing and, if to the Purchaser or subsequent Holder, delivered or mailed by registered or certified mail, addressed to the Purchaser or subsequent Holder at its address appearing on the first page of the Agreement or such other address as the Purchaser or subsequent Holder initially issued to the Purchaser, may designate to the Company in writing and if to the Company, delivered or mailed by registered or certified mail to: Punta Gorda Isles, Inc., 1625 West Marion Avenue, Punta Gorda, Florida 33950 marked "Attention: Secretary", or to such other address as the Company may in writing designate to the Purchaser or to a transferee of the Debenture initially issued to the Purchaser.

(b) Any notice required by this Debenture Agreement to be given shall be deemed given when addressed as provided in Section 11.3(a) hereof, and when personally delivered in five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested.

11.4 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall be binding on and inure to the Purchaser's benefit and to the benefit of its successors and permitted assigns, including each successive Holder, and if any subsequent Holder shall present the same to the Company for inspection, accompanied by a written designation of the address to which notice in respect of the Debenture is to be given, then wherever in this Agreement it is provided that notice shall be given to the Holder of the Debenture, the notice in respect of the Debenture so presented may be addressed to such Holder at the address so given.

11.5 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

11.6 Governing Law. This Agreement and Debenture issued and sold hereunder shall be governed by and construed in accordance with Florida law.

11.7 Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

11.8 Counterparts. The execution hereof by you shall constitute a contract between us as of the date first above written for purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

PUNTA GORDA ISLES, INC.

By ______________________

Its ______________________

Accepted as of July 24, 1989

LOVE-1989 FLORIDA PARTNERS, L.P.
Subscriber

By: LOVE DEVELOPMENT AND INVESTMENT COMPANY, a joint venture, as general partner

By: Love Investment Company, as managing venturer

By: /s/ David L. Kirkland
David L. Kirkland
Senior Vice President

Executed at:
St. Louis, Missouri
July 24, 1989

By: LOVE INVESTMENT COMPANY, as general partner

By: /s/ David L. Kirkland
David L. Kirkland
Senior Vice President

Executed at:
St. Louis, Missouri
July 24, 1989

Doc. $1,923.75
Int. 2,564.90
Rec. 100.50
$4,589.15

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT ("Mortgage") is made this 28th day of July, 1989, between SUGARMILL WOODS, INC., a Florida corporation, (hereinafter referred to as "Mortgagor") and LOVE-1989 FLORIDA PARTNERS, L.P., a limited partnership under the laws of the State of Missouri, ("Mortgagee"), with its principal office located at 515 Olive Street, Suite 1400, St. Louis, Missouri 63101.

192 Cypress Blvd. W. Homosassa, FL 32646

W I T N E S S E T H:

WHEREAS, Mortgagor is the fee simple owner of certain real estate in Citrus County, Florida legally described on Exhibit A attached hereto, (hereinafter referred to as the "Land");and

WHEREAS, Mortgagor is a wholly owned subsidiary of Punta Gorda Isles, Inc., a Florida corporation ("PGI") and

WHEREAS, Mortgagee has subscribed for ONE MILLION TWO HUNDRED EIGHTY-TWO THOUSAND FOUR HUNDRED FIFTY-ONE AND SIXTY-THREE/100 DOLLARS ($1,282,451.63) Secured Convertible Debentures of PGI ("Debentures") in accordance with the terms of that certain Subscription Agreement dated July 14, 1989, ("Subscription Agreement") and the Confidential Memorandum dated July 14, 1989 ("Memorandum"); and

WHEREAS, the Debentures, Subscription Agreement and Memorandum require the Land to be used as collateral for the obligation and terms of the Debentures; and

WHEREAS, the sums generated from the Subscription Agreement are being used to increase the capital of PGI and Mortgagor,

NOW, THEREFORE, THIS INDENTURE WITNESSETH, to secure the performance and observance by Mortgagor of all the covenants and conditions of the Debentures, Subscription Agreement and Memorandum and this Mortgage, and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for and in consideration of the sum of One Dollar ($1.00), lawful money of the United States of America, to Mortgagor duly paid by Mortgagee on or before the ensealment and delivery of this Mortgage, and for other valuable consideration, the receipt whereof is hereby acknowledged, Mortgagor has executed and delivered this Mortgage and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, delivered, set over, warranted and confirmed, and by these presents does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Mortgagee and its successors and assigns, forever, all of the following described land, real estate, buildings, improvements, fixtures, furniture and other personal property (which together with any additional such property hereafter acquired by Mortgagor and subject to the lien of this Mortgage or intended to be so, as the same may from time to time constitute, being hereinafter sometimes referred to as the "Mortgaged Premises"), to-wit:

The Land as more particularly described in Exhibit A attached hereto and by this reference made a part hereof;

TOGETHER WITH all buildings, structures, and improvements of every nature whatsoever now or hereafter situated on the Land and all conduits, machinery,

equipment, appurtenances, fittings, fixtures, materials, supplies, attachments, apparati and appliances, including all extensions, additions, improvements, betterments, renewals and replacements thereof, having to do with plumbing, sewerage, garbage disposal, refrigerating, ventilating, cooling, air conditioning, heating, lighting, cooking, maintenance, management, and/or the operation for any purpose, of the buildings and other improvements constructed and/or to be constructed on the Land; and all telephone, intercommunicating, fire prevention and extinguishing, cleaning, vacuum and incinerating systems; and all furniture and furnishings, elevators and escalators, carpeting and underpadding, storm doors and windows, and any other items of property whatsoever now or hereafter located in or upon the Land;

TOGETHER WITH all proceeds or sums payable in lieu of or as compensation for the loss of or damage to the Mortgaged Premises;

TOGETHER WITH all of Mortgagor's interest and rights in and to all pertinent present and future fire, flood, liability and/or hazard insurance policies (including unearned premiums) pertaining to the Mortgaged Premises;

TOGETHER WITH all awards made by any public body or decreed by any court of competent jurisdiction in any eminent domain proceeding for a taking or for degradation of value of the Mortgaged Premises;

TOGETHER WITH all of Mortgagor's interest and rights as lessor in and to all leases now or hereafter affecting the Mortgaged Premises or any part thereof, including prepaid rent and security deposits, and/or all rental income, whether payable pursuant to any present or future lease or otherwise, growing out of any occupancy or use thereof;

TOGETHER WITH all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interest, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues, profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Mortgagor, in and to the same, including but not limited to:

(1) All rents, profits, issues and revenues of the Mortgaged Premises from time to time accruing, whether under leases or tenancies now existing or hereafter created, reserving to Mortgagor, however, so long as it is not in default hereunder, the right to receive and retain the rents, issues and profits of the Mortgaged Premises; and

(2) All judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Premises or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Mortgaged Premises or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets. Mortgagee is hereby authorized on behalf and in the name of Mortgagor to

execute and deliver valid acquittances for, and to appeal from, any such judgments or awards. Mortgagee may apply all such sums or any part thereof so received, after the payment of all its expenses including costs and attorneys' fees, on the indebtedness secured hereby in such manner as it elects, or at its option, the entire amount or any part thereof so received may be released.

SUBJECT TO, the matters, if any, listed and/or described in Exhibit B which is attached hereto and made a part hereof by reference [the "Permitted Exceptions"].

THIS IS A SECOND MORTGAGE, SUBJECT TO AND INFERIOR TO THE BANCFLORIDA MORTGAGE REFERRED TO IN PARAGRAPH 5 OF EXHIBIT B.

TO HAVE AND TO HOLD the Mortgaged Premises and all parts thereof unto Mortgagee, its successors and assigns to its own proper use, benefit and behoof forever, subject however to the terms and conditions herein:

PROVIDED, HOWEVER, that these presents are upon the condition that, if Mortgagor shall pay or cause to be paid to Mortgagee the principal payable in respect to the Debentures, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in the Debentures, and any renewal, extension or modification thereof, and in this Mortgage expressed to be kept, performed and observed by and on the part of Mortgagor, all without fraud or delay, then this Mortgage, and all the properties, interest and rights hereby granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, delivered, set over, warranted and confirmed, shall cease, determine and be void, but shall otherwise remain in full force and effect.

AND Mortgagor covenants and agrees with Mortgagee that:

ARTICLE I

Particular Covenants of the Mortgagor

1.01 Performance of Debentures and Mortgage. Mortgagor will perform, observe and comply with all provisions hereof. Mortgagor will perform, observe and comply with all of the provisions of the Debentures, and will duly and punctually pay to Mortgagee the sum of money expressed in the Debentures and all other sums required to be paid by it pursuant to the provisions of this Mortgage.

1.02 Warranty of Title. At the time of the ensealing and delivery of these presents, Mortgagor is well seized of an indefeasible estate in fee simple in the Land hereby mortgaged and has good and absolute title to all personal property hereby mortgaged and has good right, full power and lawful authority to convey and mortgage the same in the manner and form aforesaid; that the same is free and clear of all liens, charges, and encumbrances whatsoever including, as to the personal property and fixtures, conditional sales contracts, and anything of a similar nature (excepting the Permitted Exceptions), and that Mortgagor shall and will warrant and forever defend the title thereto.

1.03 Taxes, Liens and Utility Charges. (a) Mortgagor will pay promptly, when and as due, all charges for utilities, whether public or private, and will promptly exhibit to Mortgagee receipts for the payment of all taxes,

assessments, water rates, dues, charges, fines and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Premises or any part thereof, or upon the interest of Mortgagee in the Mortgaged Premises, as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon the Mortgagor or in respect of the Mortgaged Premises or any part thereof, or any charge which, if unpaid, would become a lien or charge upon the Mortgaged Premises prior to or equal to the lien of this Mortgage for any amounts secured hereby or would have priority or equality with this Mortgage in distribution of the proceeds of any foreclosure sale of the Mortgaged Premises, or any part thereof.

(b) Mortgagor will not suffer any mechanic's, laborer's, statutory or other lien which might or could be prior to or equal to the lien of this Mortgage to be created and to remain outstanding upon any of the Mortgaged Premises for in excess of ten (10) days after the date of filing or recording of such lien.

1.04 Insurance. The Mortgagor will procure for, deliver to, and maintain for the benefit of Mortgagee during the life of this Mortgage:

(a) Insurance policies insuring the Mortgaged Premises, in such amounts and coverage as Mortgagee shall require. The form of such policies and the companies issuing them shall be acceptable to Mortgagee. All policies shall contain a New York standard, noncontributory mortgagee endorsement making losses payable to Mortgagee. The coverage under such policies shall be limited to the improvements now or hereafter erected on the Mortgaged Premises. At least thirty (30) days prior to the expiration date of all such policies, renewals thereof satisfactory to Mortgagee shall be delivered to Mortgagee. The Mortgagor shall deliver to Mortgagee receipts evidencing the payment of all such insurance policies and renewals. The delivery of the insurance policies shall constitute an assignment, as further security of all unearned premiums. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Premises in extinguishment of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to all insurance policies then in force shall pass to the purchaser or grantee.

(b) All Risks Builders Risk Insurance on any new construction, including coverage against collapse, written on a completed value basis in an amount not less than the total value of the improvements under construction (less the value of such of the improvements as are uninsurable under the policy, e.g., site preparation, grading, paving, parking lots, excepting, however, foundations and other under-surface installations subject to collapse or damage by other insured perils), all in form and amount as may from time to time be required by any mortgagee of any project under construction.

Mortgagee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Mortgaged Premises, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to

Mortgagee, instead of to Mortgagor and Mortgagee jointly. After deducting from said insurance proceeds any expenses incurred by it in the collection or handling of said fund, Mortgagee may apply the net proceeds, at its option, either toward restoring the improvements on the Mortgaged Premises, or as a credit on any portion of the mortgage indebtedness selected by it whether then matured or to mature in the future, or, at the option of Mortgagee, such sums either wholly or in part may be paid over to Mortgagor to be used to repair such buildings or to build new buildings in their place or for any other purpose or object satisfactory to Mortgagee without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Mortgagee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

1.05 Condemnation. If all or any part of the Mortgaged Premises shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental authority, and any transfer by private sale in lieu thereof), either temporarily or permanently, the Mortgagee shall be entitled to all compensation, awards, and other payments or relief therefor and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Mortgagor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Mortgagor to Mortgagee, and Mortgagee, after deducting therefrom all its expenses, including attorneys' fees, may release any moneys so received by it without affecting the lien of this Mortgage or may apply the same in such manner as Mortgagee shall determine, to the reduction of the sums secured hereby, and any balance of such moneys then remaining shall be paid to Mortgagor. Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action and proceeds as Mortgagee may require.

1.06 Care of the Mortgaged Premises. (a) Mortgagor will preserve and maintain the Mortgaged Premises in good condition and repair, and will not commit or suffer any waste thereof. Mortgagor will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Premises or any part thereof.

(b) Except as otherwise provided herein, no buildings, fixtures, personal property, or other part of the Mortgaged Premises shall be removed, demolished or substantially altered without the prior written consent of Mortgagee.

(c) If the Mortgaged Premises or any part thereof is damaged by fire or any other cause, Mortgagor will give immediate written notice of the same to Mortgagee.

(d) Mortgagee is hereby authorized to enter upon and inspect the Mortgaged Premises at any time during normal business hours during the life of this Mortgage.

(e) Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Mortgaged Premises or any part thereof.

(f) If all or any part of the Mortgaged Premises shall be damaged by fire or other casualty, Mortgagor will promptly restore the Mortgaged Premises to the equivalent of its original condition, regardless of whether or not there shall be any insurance proceeds therefor. If a part of the Mortgaged Premises shall be physically damaged through condemnation, Mortgagor will promptly restore, repair or alter the remaining property in a manner satisfactory to Mortgagee.

(g) If any work required to be performed under this Section 1.06 shall involve an estimated expenditure of more than $5,000.00, no such work shall be undertaken until plans and specifications therefor, prepared by an architect satisfactory to Mortgagee, have been submitted to and approved by Mortgagee.

1.07 Further Assurances; After Acquired Property. At any time, and from time to time, upon request by Mortgagee, Mortgagor will make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and, where appropriate, will cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee any and all such other and further mortgages, instruments of further assurances, certificates and other documents as may, in the opinion of Mortgagee, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Mortgagor under the Debentures and this Mortgage, and (b) the lien of this Mortgage as a lien upon all of the Mortgaged Premises prior to all liens and encumbrances (except Permitted Exceptions) unless otherwise specified herein), whether now owned or hereafter acquired by Mortgagor. Upon any failure by Mortgagor so to do, Mortgagee may make, execute, record, file, re-record and/or refile any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor so to do. The lien hereof will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Mortgaged Premises or any part thereof.

1.8 Leases Affecting Mortgaged Premises. Mortgagor covenants and agrees not to enter into any leases affecting the Mortgaged Premises or any part thereof without the prior written consent of Mortgagee. If Mortgagee in its sole and absolute discretion consents to any lease, then Mortgagor will comply with and observe their respective obligations as landlord or tenant under all such leases. Mortgagor will furnish Mortgagee with executed copies of all leases now or hereafter created on the Mortgaged Premises, and all leases now or hereafter entered into will be in form and substance subject to the approval of Mortgagee. Mortgagor will not, without the express written consent of Mortgagee, modify, surrender or serminate, either orally or in writing, any lease now existing or hereafter created upon the Mortgaged Premises described herein, nor will Mortgagor permit an assignment or sublease without the express written consent of Mortgagee. Mortgagor will not accept payment of rent more than two (2) months in advance without the express written consent of Mortgagee. If requested by Mortgagee, Mortgagor will assign to Mortgagee as additional security any and all such leases whether now existing or hereafter created, including, without limitation, all rents, royalties, issues and profits of the Mortgaged Premises from time to time accruing.

1.9 Expenses. Mortgagor will pay or reimburse Mortgagee for all reasonable attorneys' fees, costs and expenses incurred by Mortgagee in any action, proceeding or dispute of any kind in which Mortgagee is made a party, or appears as party plaintiff or defendant, affecting the Debentures and this Mortgage, Mortgagor, or the Mortgaged Premises, including, but not limited to, the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Premises, or any action to protect the security hereof. Any such amounts paid by Mortgagee shall be added to the indebtedness evidenced by the Debentures and secured by the lien of this Mortgage.

1.10 Mortgagee's Performance of Defaults. If Mortgagor shall default in the payment of any tax, lien or other imposition, in its obligation to furnish insurance hereunder or performance or observance of any other covenant, condition or term in this Mortgage, Mortgagee may perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith, shall be secured hereby and shall be immediately repaid by Mortgagor to Mortgagee with interest thereon at the rate permitted in the Debentures. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Premises or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or terms, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

1.11 Books, Records and Accounts. Mortgagor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Mortgaged Premises or in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Premises, whether such income or expenses be realized by it or by any other person or entity whatsoever. Mortgagee or its designee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Mortgagor or other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as Mortgagee shall desire. Mortgagor will furnish to Mortgagee, within ninety (90) days after the end of each of Mortgagor's fiscal year, a certified audit of the operations of the Mortgaged Premises for the preceding year, accompanied by a balance sheet, profit and loss statement and all supporting schedules covering the operation of the Mortgaged Premises, all in detail satisfactory to Mortgagee and certified by an independent certified public accountant, acceptable to Mortgagee, such balance sheet, profit and loss statement and schedules to include income from all sources as to the Mortgaged Premises.

1.12 Estoppel Affidavits. Mortgagor, within ten (10) days after written request from Mortgagee, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of the Debentures and whether or not any offsets or defenses exist against such principal.

ARTICLE II

Defaults

2.01 Events of Default. The term Event of Default, wherever used in this Mortgage, shall mean any one or more of the following events:

(a) Failure by Mortgagor to duly observe or perform any covenant, condition or agreement of the Debentures, including without limitation, the payment as and when due and payable under the terms of the Debentures of any payment of principal under the Debentures secured hereby;

(b) Failure by Mortgagor to duly observe or perform any other covenant, condition or agreement of this Mortgage, the Subscription Agreement and Memorandum;

(c) The filing by Mortgagor of a voluntary petition in bankruptcy or Mortgagor's adjudication as a bankrupt or insolvent, or the filing by Mortgagor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Mortgagor's seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Mortgagor or of all or any substantial part of the Mortgaged Premises or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due;

(d) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Mortgagor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Mortgagor or of all or any substantial part of the Mortgaged Premises or of any or all of the rents, revenues, issues, earnings, profits or income thereof without the consent or acquiescence of Mortgagor which appointment shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive);

(e) A default by Mortgagor of the payment or any term, provision or condition of the BancFlorida Notes and Mortgages referred to in Paragraph 5 of Exhibit B, or any other document securing or relating thereto and any extension, modification or amendment thereto;

2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, Mortgagee may declare the entire principal amount of the Debentures then unpaid, to be due and payable immediately, and upon such declaration such principal shall forthwith become and be due and payable, as fully and to the same effect as if the date of such declaration were the date originally specified for the maturity of the unpaid balance of the Debentures.

2.03 Mortgagee's Right to Enter and Take Possession, Operate and Apply Income. (a) If an Event of Default shall have occurred and be continuing, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession, and if and to the extent permitted by law, Mortgagee itself, or by such officers or

agents as it may appoint may enter and take possession, of all the Mortgaged Premises, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of the Mortgagor.

(b) If Mortgagor shall for any reason fail to surrender or deliver any such Mortgaged Premises or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession of all or part of such Mortgaged Premises to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents.

(c) Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree (including on appeals) and reasonable compensation to Mortgagee, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

(d) Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Premises and conduct the business thereof, all as Mortgagee from time to time may determine to be to its best advantage. Mortgagee may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter, and shall apply the reminder of the moneys so received by Mortgagee to the payment of principal.

(e) Whenever all that is due upon such principal payments and under any of the terms of this Mortgage shall have been paid and all defaults made good, Mortgagee shall surrender possession to Mortgagor its successors and assigns, the Mortgaged Premises. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04 Receiver. If any Event of Default shall have occurred and be continuing, Mortgagee shall be entitled, as a matter of strict right and without notice, and without regard to the value or occupancy of the security, to have a receiver appointed to enter upon and take possession of the Mortgaged Premises, collect the rents and profits therefrom and apply the same as the court may direct, such receiver to have all the rights and powers permitted under the laws of Florida. The expenses, including receiver's fees, counsel fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured hereby. The right to enter and take possession of said property, to manage and operate the same, to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, issues, and profits actually received by Mortgagee, whether received pursuant to this Section 2.04 or the preceding Section 2.03.

2.05 Mortgagee's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy (a) to enforce payment of

the Debentures or the performance of any term hereof or any other right, (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Premises, under the judgment or decree of a court or courts of competent jurisdiction, and (c) to pursue any other remedy available to it, all as Mortgagee shall deem most effectual for such purposes. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Mortgagee may determine.

2.06 Leases. Mortgagee, at Mortgagee's option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Premises, and the failure to make any such tenants parties defendants to any such foreclosure proceeding and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby, or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Premises.

2.07 Purchase by Mortgagee. Upon any such foreclosure sale, pursuant to judicial proceedings, Mortgagee may bid for and purchase the Mortgaged Premises and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

2.08 Application of Indebtedness Toward Purchase Price. Upon any such foreclosure sale, pursuant to judicial proceedings, Mortgagee may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply to the purchase price any portion of or all sums due to Mortgagee, under the Debentures and this Mortgage, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

2.09 Waiver of Appraisement, Valuation, Extension and Redemption Laws. Mortgagor agrees to the full extent permitted by law, that in case of a default hereunder, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the property hereby conveyed, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Premises as an entirety.

2.10 Suits to Protect the Mortgaged Premises. Mortgagee shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Premises by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Premises and in the income, revenues, rents and profits arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other

governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Mortgagee.

2.11 Mortgagee May File Proofs of Claim In Receivership, Etc. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceedings affecting Mortgagor or its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount due and payable by Mortgagor under this Mortgage at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

2.12 Mortgagor to Pay the Debentures on Any Default in Payment; Application of Moneys by Mortgagee. If default shall be made in the payment of the Principal due under the Debentures, or this Mortgage, then, upon demand of Mortgagee, Mortgagor will pay to Mortgagee the entire principal amount due and payable under the Debentures. In case Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs, which shall include the reasonable compensation, expenses and disbursements of Mortgagee's agents and attorneys (including on appeal).

Mortgagee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

In case of a foreclosure sale of any of the Mortgaged Premises and of the application of the proceeds of sale to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of and to receive all principal amounts then remaining due and unpaid upon the Debentures, and Mortgagee shall be entitled to recover judgment for any portion of the debt remaining unpaid.

Mortgagor agrees, to the full extent that it may lawfully so agree, that no recovery of any such judgment by Mortgagee and no attachment or levy of any execution upon any such judgment upon any of the Mortgaged Premises or upon any other property shall in any manner or to any extent affect the lien of this Mortgage upon the Mortgaged Premises or any part thereof or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

Any moneys thus collected by Mortgagee or received by Mortgagee under this Section 2.12 shall be applied as follows:

First, to the payment of the reasonable compensation, expenses and disbursements of the agents and attorneys (including on appeal) of Mortgagee;

Second, toward payment of the Principal amounts due and unpaid upon the Debentures and this Mortgage;

Third, toward payment of all liens junior to the lien of this Mortgage; and

Fourth, the balance of such proceeds, if any, to Mortgagor.

2.13 Delay or Omission No Waiver. No delay or omission of Mortgagee or of any holder of the Debentures to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

2.14 No Waiver of One Default to Affect Another, etc. No waiver of any default hereunder shall extend to or shall affect any subsequent or any other then existing default or shall impair any rights, powers or remedies consequent thereon.

If Mortgagee (a) grants forebearance or any extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted herein or in the Debentures; (d) releases any part of the Mortgaged Premises from the lien of this Mortgage or otherwise changes any of the terms of the Debentures, or this Mortgage; (e) consents to the filing of any condominium declaration, or map, plat or replat thereof; (f) consents to the granting of any easement thereon; or (g) makes or consents to any agreement subordinating the lien or charge hereof, any such act or omission shall not release, discharge, modify, change, or affect the original liability under the Debentures, this Mortgage or otherwise of Mortgagor or any subsequent purchaser of the Mortgaged Premises or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee shall the lien of this Mortgage be altered thereby.

2.15 Discontinuance of Proceedings - Position of Parties Restored. In case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding has been taken.

2.16 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

BK0824PG0226

ARTICLE III

Miscellaneous Provisions

3.01 Successors and Assigns Included in Parties. Whenever in this Mortgage one of the parties hereto is named or referred to, the successors and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage by or on behalf of Mortgagor or by or on behalf of Mortgagee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

3.02 Addresses for Notices, etc. Any notice, demand or other instrument authorized by this Mortgage to be served on or given to Mortgagor may be served on or given to Mortgagor at 1625 West Marion Avenue, Suite 2, Punta Gorda, Florida 33950; Attention: President, or at such other address as may have been furnished in writing to Mortgagee by Mortgagor.

Any notice, demand or other instrument to be served on or given to Mortgagee may be served on or given to Mortgagee at 515 Olive Street, Suite 1400, St. Louis, Missouri 63101, Attention: Laurence Schiffer or at such other address or addresses as may have been furnished in writing to Mortgagor by Mortgagee.

3.03 Paragraph Headings, etc. The headings of the Articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

3.04 Invalid Provisions to Affect No Others. In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage or in the Debentures shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Debentures shall be in no way affected, prejudiced or disturbed thereby.

3.05 Changes, etc. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

ARTICLE IV

4.01 Maximum Interest. Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Mortgagor or any person liable for the repayment of the Debentures secured hereby, to pay interest in an amount or at a rate greater than the maximum allowed by the laws of the State of Florida. Should any interest or other charges paid by Mortgagor, or any parties liable for the payment of the Debentures result in the computation or earnings of interest in excess of the maximum rate of interest permitted under the law in effect while said interest is being earned, then any and all of that excess shall be and is waived by Mortgagee, and all that excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by

Mortgagee to Mortgagor and any parties liable for the payment of the Debentures, it being the intent of the parties that under no circumstances shall Mortgagor, or any parties liable for the payment of the Debentures hereunder, be required to pay interest in excess of the maximum rate allowed by the laws of the State of Florida.

4.02 Mortgage as Security Agreement. This Mortgage shall be construed as a Security Agreement under the Florida Uniform Commercial Code.

4.03 Costs, Reimbursement. Mortgagor shall pay all costs and expenses incurred or paid by Mortgagee in collecting the indebtedness hereby secured or in enforcing or protecting the rights and security of Mortgagee hereunder, including reasonable attorneys' fees if placed in the hands of any attorney, whether collected by foreclosure or otherwise, and together with reasonable attorneys' fees on appeal, if any, all of which, until paid, shall be secured by the lien of this Mortgage.

4.04 Right to Advance. Mortgagee may (but shall not be obligated to do so) advance moneys that should have been paid by Mortgagor hereunder in order to protect the Mortgaged Premises or the lien or security hereof, including, but not limited to, the payment of taxes and insurance, and Mortgagor agrees, without demand, to forthwith repay such moneys, the amount of which shall bear interest from the date so advanced until paid at the rate permitted in the Debentures, and shall be considered as so much additional indebtedness secured hereby. No payment by Mortgagee of any such moneys shall be deemed a waiver of Mortgagee's right to declare the principal sum due hereunder and under the Debentures immediately due and payable by reason of the occurrence of an Event of Default or a default or violation of Mortgagor in any of its covenants hereunder.

ARTICLE V

Development of Mortgaged Premises

(a) Subject to the provisions of paragraph (b) below, Mortgagor shall have the following rights and Mortgagee shall have the following duties in regard to the future development of the Mortgaged Premises:

(i) Mortgagor shall have the reasonable right to petition for the establishment, modification or abolition of special districts, to request and obtain master development plan and plot approval, to apply for and obtain such rezoning, special uses, variances, annexation agreements, amendments and extensions, and other similar reasonable actions affecting the Mortgaged Premises, its use and development. Mortgagee agrees to reasonably cooperate with Mortgagor as to such matters, as well as with any applications or petitions submitted, or proceedings instituted, by Mortgagor relating to the use or development of the Mortgaged Premises, or any part thereof. Mortgagee agrees that it will execute and return all reasonable documents, forms, petitions and applications provided by Mortgagor to facilitate any of the foregoing.

(ii) Subject to the other provisions of this Mortgage, Mortgagee agrees to deliver to Mortgagor such duly executed, acknowledged and otherwise proper and reasonable documents relating to the Mortgaged Premises, or

any part thereof, as Mortgagor shall request and submit to Mortgagor to effectuate the development of the Mortgaged Premises, including, but not limited to, reasonable: (a) consents to the conveying or granting, filing or recording of rights-of-way for public roads and streets, and easements for public or private utility purposes, including easements for gas, water, sewer, oil, electric power, telephone and drainage; (b) documents necessary for compliance with the laws, ordinances, rules and regulations of any governmental body or agency; (c) plats and documents and consents necessary for master plan, preliminary and final subdivision plat approval; (d) consents to the vacation, modification or amendment of existing reservations, restrictions, easements, canals, roads and rights-of-way; and (e) consents to the granting of exclusive franchises for private utility companies or for special districts to provide the Mortgaged Premises, or any part thereof, with water, sewer, drainage, utility or other service.

(iii) Mortgagee shall execute all reasonable forms, petitions, applications, plats, consents and other documents required by this Article without compensation, payment or premium, or charge of any kind, except as may otherwise be provided for under the terms of this Mortgage. Mortgagor shall indemnify Mortgagee against any loss, cost, harm or damage resulting from any misrepresentation or inaccuracies contained in documents which Mortgagee shall execute pursuant to this Article or resulting from such documents being otherwise improper, and such indemnity shall be deemed secured by the lien of this Mortgage.

(iv) Mortgagor shall have the right to reasonably develop the Mortgaged Premises, or any part thereof, and such shall not constitute waste. Such development may include: (a) the removal of any existing improvements; (b) the construction of buildings, structures and other improvements; (c) the carrying on of clearing, grubbing, excavating, grading or other similar site work; (d) the installation of utilities, sewer, water and drainage lines, pipes, conduits and other facilities and the construction of ditches, channels and water retention sites; (e) the construction of roads and curbing; and (f) such other reasonable actions undertaken to develop the Mortgaged Premises, or any part thereof, for its intended use.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage the day and the year first above written.

SUGARMILL WOODS, INC.

SIGNED IN THE PRESENCE OF:

By: ______________________

Vice President

This Instrument Was Prepared By: JAMES E. MOORE, III of Peper, Martin, Jensen, Maichel and Hetlage, 1625 West Marion Avenue, Suite 2, Punta Gorda, FL 33950

STATE OF FLORIDA)
) SS
COUNTY OF Charlotte)

BEFORE ME, personally appeared Paula F. McZusson the Sr. Vice President of SUGARMILL WOODS, INC., a Florida corporation, to me well known and known to me to be the person described in and who executed the foregoing instrument as Sr. Vice President of the above-named entity, and acknowledged to and before me that she executed said instrument for the purposes therein expressed for and on behalf of said corporation.

Betty W. Williams
Notary Public

My Commission Expires:
July 24, 1995

FILE NO. 592652
FILED & RECORDED
CITRUS COUNTY, FLORIDA
BETTY STRIFLER, CLERK
'89 JUL 31 PM 2 47
VERIFIED BY:
S. Keen D.C.

BK0824PG0230

EXHIBIT A
(The Land)

Tract T.C., Sugarmill Woods Subdivision, according to the Plat thereof as recorded in Plat Book 10, Page 56, of the Public Records of Citrus County, Florida.
LESS AND EXCEPT:

"SEWER PLANT"
Sewer Plant Tract in Tract T.C., SUGARMILL WOODS, as recorded in Plat Book 9, Pages 86-150 inclusive, Plat Book 10, Pages 1-150 inclusive, Plat Book 11, Pages 1-16 inclusive, Public Records of Citrus County, Florida, as amended in Plat Book 9, Page 87A, of the Public Records of Citrus County, Florida, more particularly described as follows:
Commence at the Northwest corner of Tract T.C., SUGARMILL WOODS, as recorded in Plat Book 9, Pages 86-150 inclusive, Plat Book 10, Pages 1-150 inclusive, Plat Book 11, Pages 1-16 inclusive, Public Records of Citrus County, Florida, as amended in Plat Book 9, Page 87A, of the Public Records of Citrus County, thence S0°00'27"E, 1892.11 feet, thence S88°58'16"E 100.02 feet to a Point on the Easterly right of way line of a Florida Power Corporation Easement, as recorded in Deed Book 86 at Page 87, Public Records of Citrus County, Florida said point also being the Point of Beginning, thence continue S88°58'16"E, 820.29 feet, thence N01°01'44"E, 330.00 feet, thence N68°15'14"E, 710.39 feet, thence S23°24'54"E, 664.57 feet thence S0°00'27"E, 1224.60 feet, thence S89°59'33"W, 700.00 feet, thence S0°00'27"E, 1250.00 feet, thence S89°59'33"W, 1050 feet to a point on the easterly right of way line of the aforementioned Florida Power Corporation easement, thence N0°00'27"W, along said right of way line a distance of 2506.26 feet to the Point of Beginning.

Containing 88.90 acres more or less.

Together with a non-exclusive easement for ingress and egress over the Florida Power Corporation easement as recorded in Deed Book 86 at Page 87, of the Public Records of Citrus County, Florida, more particularly described as follows:

THE EAST 40.00 FEET OF THE FOLLOWING DESCRIBED LANDS: BEGIN AT THE NORTHWEST CORNER OF TRACT T.C. SUGARMILL WOODS, AS RECORDED IN PLAT BOOK 9, PAGES 86-150 INCL., PLAT BOOK 10, PAGES 1-150 INCL., AND PLAT BOOK 11, PAGES 1-16 INCL., PUBLIC RECORDS OF CITRUS COUNTY, FLORIDA. AS AMENDED IN PLAT BOOK 9, PAGE 87A, PUBLIC RECORDS OF CITRUS COUNTY, FLORIDA. THENCE S 00°00'27"E, 4400.18 FEET, THENCE N 89°59'33"E, 100.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF A FLORIDA POWER CORPORATION EASEMENT, AS RECORDED IN DEED BOOK 86, AT PAGE 87, PUBLIC RECORDS OF CITRUS COUNTY, FLORIDA, THENCE N 00°00'27"W ALONG SAID EASTERLY RIGHT-OF-WAY LINE A DISTANCE OF 4375.96 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF COUNTY ROAD NO. 480, THENCE N 76°23'40"W ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 102.89 FEET TO THE POINT OF BEGINNING.

AND, LESS AND EXCEPT:

Commence at the most Northerly Corner of Tract T.C. according to the Plat thereof as recorded in Plat Book 10, Page 56, Public Records of Citrus County, Florida, thence S 76°23'40" E along the Northerly boundary of said Tract T.C., a distance of 102.89 feet to the Point of Beginning, said Point of Beginning being on the Easterly right-of-way line of a 100 foot wide Florida Power Corporation easement, thence continue S 76°23'40" E along said Northerly boundary of Tract T.C. 202.82 feet, thence S 0°00'27" E 197.12 feet, thence S 89°59'33" W 197.12 feet to said Easterly right-of-way line of said Florida Power Corporation easement, thence N 0°00'27" W 244.86 feet along said Easterly right-of-way line up to the Point of Beginning.

Contains 1 acre, more or less.

EXHIBIT B

(Permitted Encumbrances)

1. Taxes for the year 1989 and subsequent years.

2. 100' Florida Power Corporation Easement as recorded in Deed Book 86, Page 87 of the Public Records of Citrus County, Florida.

3. Florida Power Corporation Right-of-Way Deed as recorded in Deed Book 177, Page 391 of the Public Records of Citrus County, Florida.

4. U.S. Highway 98 and State Road 480 Right of Way.

5. Mortgages and Security Agreements as more particularly identified in SCHEDULE 1 which is attached hereto and made a part hereof by reference.

6. Any resolutions or amendments thereto adopted by the Governing Board of the Southwest Florida Water Management District of which the Land is a part.

7. All easements, road right-of-ways and common area, if any, as designated on the recorded plats of the Land in Citrus County, Florida.

(a) Mortgage, Assignment of Rents and Security Agreement, (Naples Mortgage) dated December 31, 1984 and recorded in O.R. Book 659 at Page 146, Citrus County, Florida; UCC-1 Financing Statement recorded January 3, 1985 in O.R. Book 659 at Page 174, of the Public Records of Citrus County, Florida; First Modification dated May 31, 1985 and recorded in Official Records Book 670, Page 2143, Public Records of Citrus County, Florida; as further modified by Second Modification dated August 26, 1985 and recorded in Official Records Book 678, Page 751, Public Records of Citrus County, Florida; as further modified by Third Modification dated September 9, 1985 and recorded in Official Records Book 680, Page 30, Public Records of Citrus County, Florida; and as further modified by the Fourth Modification, dated September 26, 1985 and recorded in Official Records Book 682, Page 1383, Public Records of Citrus County, Florida; and

(b) Assignment of Notes, Mortgages, Contracts, and Agreements for Deed (Naples Mortgage) dated December 31, 1984 and recorded in Official Records Book 670, Page 278, Public Records of Citrus County, Florida; and

(c) UCC-1 Financing Statement recorded in Official Records Book 670, Page 2187, of the Public Records of Citrus County, Florida;

MORTGAGES described in (a), (b), and (c) were modified by Mortgage Modification and Division Agreement dated October 19, 1985 and recorded in Official Records Book 682, Page 2011, in the Public Records of Citrus County, Florida, and incorporated into Substitute Renewal Mortgage No. 1 dated October 19, 1985 and recorded in Official Records Book 682, page 2140, Public Records of Citrus County, Florida, and incorporated into Divided Assignment of Notes, Mortgages, Contracts and Agreements for Deed No. 1 dated October 19, 1985 and recorded in Official Records Book 683, Page 1, Public Records of Citrus County, Florida; and

(d) Mortgage (PGD Term) dated February 12, 1980 in favor of THE FIRST NATIONAL BANK OF CHICAGO and recorded in Official Records Book 553, Page 1778, Public Records of Citrus County, Florida; as modified by that certain Modification and Amendment of Note and Mortgage dated February 25, 1983 and recorded in Official Records Book 612, Page 1028; that certain Amendment dated as of December 30, 1983 and recorded in Official Records Book 641 at Page 1497; that certain Amendment dated as of June 29, 1984 and recorded in Official Records Book 653, Page 1273; that certain Amendment dated as of September 28, 1984 and recorded in Official Records Book 653, Page 1281; that certain Amendment dated as of October 1, 1984 and recorded in Official Records Book 653 at page 1286; and that certain Extension Agreement dated May 31, 1985, and recorded in Official Records Book 671, Page 1448, all of the Public Records of Citrus County, Florida; and

(f) Mortgage and Security Agreement dated February 25, 1983 executed by PUNTA GORDA DEVELOPERS, INC., a Florida corporation in favor of THE FIRST NATIONAL BANK OF CHICAGO and recorded in Official Records Book 612 at Page 1067, Public Records of Citrus County, Florida, as amended by First Amendment to Mortgage and Security Agreement dated May 9, 1983 and recorded in Official Records Book 619, Page 1357, Public Records of Citrus County, Florida;

(g) Mortgage and Security Agreement (PGI Revolver) in favor of THE FIRST NATIONAL BANK OF CHICAGO dated February

25, 1983 and recorded in Official Records Book 612, Page 1757, Public Records of Citrus County, Florida, as modified and amended pursuant to the following *Mortgage Spreading Agreements and Amendments:* (i) dated May 26, 1983, recorded in Official Records Book 618, Page 890, Public Records of Citrus County, Florida and (ii) dated June 10, 1983 and recorded in Official Records Book 618, Page 2148, Public Records of Citrus County, Florida and (iii) dated September 30, 1983 and marked *Spr ader Number 3*, recorded in Official Records Book 627, Page 2094, Public Records of Citrus County, Florida, and (iv) dated September 30, 1983 and marked *Spreader Number 4*, recorded in Official Records Book 627, Page 2089, Public Records of Citrus County, Florida and (v) dated November 15, 1983 and marked *Spreader Number 6*, recorded in Official Records Book 629, Page 1055, Public Records of Citrus County, Florida, and (vi) dated November 15, 1983 and marked *Spreader Number 7*, recorded in Official Records Book 629, Page 1067, Public Records of Citrus County, Florida, and (vii) dated December 19, 1983 and marked *Spreader Number 8*, recorded in Official Records Book 632, Page 858, Public Records of Citrus County, Florida, and (viii) dated December 19, 1983 and marked *Spreader Number 9*, recorded in Official Records Book 632, Page 863, Public Records of Citrus County, Florida, and (ix) dated January 31, 1984 and marked *Spreader Number 10*, recorded in Official Records Book 634, Page 864, Public Records of Citrus County, Florida, and (x) dated February 27, 1984 and marked *Spreader Number 11*, recorded in Official Records Book 636, Page 720, Public Records of Citrus County, Florida, and (xi) dated March 29, 1984 and marked *Spreader Number 12*, recorded in Official Records Book 639, Page 521, Public Records of Citrus County, Florida, and (xii) dated April 19, 1984 and marked *Spreader Number 13*, recorded in Official Records Book 640, Page 1065, Public Records of Citrus County, Florida, and (xiii) *Amendment to Mortgage and Security Agreement and Mortgage Spreading Agreement* dated as of October 1, 1984 and recorded in Official Records Book 653, Page 1168, Public Records of Citrus County, Florida, and (xiv) *Modification of Mortgage* dated January 11, 1985 and recorded in Official Records Book 660, Page 1543, Public Records of Citrus County, Florida, and (xv) *Extension Agreement* dated October 19, 1985 and recorded in Official Records Book 682, Page 1889, Public Records of Citrus County, Florida; and *UCC-1 Financing Statement* recorded in Official Records Book 612, Page 1832, Public Records of Citrus County, Florida, as the foregoing are amended by *UCC-3 Financing Statements* recorded in Official Records Book 653, page 1186, and Official Records Book 653, Page 1320, both of the Public Records of Citrus County, Florida, and that certain *UCC-1 Financing Statement* recorded in Official Records Book 620, page 409, Public Records of Citrus County, Florida as the foregoing are amended by *UCC-3 Financing Statements* recorded in Official Records Book 653, Page 1230, and in Official Records Book 653, Page 1364, both of the Public Records of Citrus County, Florida.

(h) Mortgage from *GULF COAST CREDIT CORPORATION*, a Florida corporation to *CITICORP REAL ESTATE, INC.*, a Delaware corporation, dated as of May 31, 1984 and recorded September 4, 1984 in O. R. Book 649 at page 1964, of the Public Records of Citrus County, Florida; *UCC-1 Financing Statement* as recorded in O. R. Book 649 at page 1983, of the Public Records of Citrus County, Florida, and filed with the Secretary of State September 4, 1984 by File Number 184051799; as modified by *1984 Mortgage Modification* between *Gulf Coast Credit Corporation Corporation* and

Citicorp Real Estate, Inc. dated November 1, 1984 and recorded in the Public Records of Citrus County, Florida on November 28, 1984 in Official Records Book 656, pages 114 through 1150.

Mortgages described in (e), (f), (g), and (h) were modified and amended by *Mortgage Modification and Division Agreement* dated October 19, 1985 and recorded in Official Records Book 682, page 1895, Public Records of Citrus County, Florida; and all of which were incorporated into *Substitute Renewal Mor gage No. 2* dated October 19, 1985 and recorded in Official Records Book 682, Page 1952, Public Records of Citrus County, Florida, and as assigned to *MORTGAGEE "NAPLES"* by *Assignment of Mortgage* dated October 19, 1985 and recorded in Official Records Book 683, Page 187, Public Records of Citrus County, Florida, and by *Assignment of Mortgages* dated October 19, 1985 and recorded in Official Records Book 683 at Page 190 of the Public Records of Citrus County, Florida, and as assigned to *MORTGAGEE "NAPLES"* by UCC-3's recorded in O. R. Book 701, Pages 570, 661 and 705, Public Records of Citrus County, Florida.

All above mortgages were then modified by *Mortgage and Loan Modification Agreement* dated October 19, 1985 and recorded in Official Records Book 683, page 489, Public Records of Citrus County, Florida, and as modified by *Second Mortgage and Loan Modification Agreement* dated January 30, 1986 and recorded in O. R. Book 691, Page 1560, of the Public Records of Citrus County, Florida, and as modified by the *Third Mortgage and Loan Modification Agreement* dated March 25, 1986 and recorded in O. R. Book 695, Page 2062 of the Public Records of Citrus County, Florida, and as spread to additional collateral by that *Mortgage Spreading Agreement* dated April 19, 1986 and recorded in O. R. Book 701, page 1729, of the Public Records of Citrus County, Florida and as further modified by the *Fourth Mortgage and Loan Modification Agreement* dated June 20, 1986 and recorded in O. R. Book 705, Page 306, Citrus County and as further modified by the *Fifth Mortgage and Loan Modification Agreement* dated August 27, 1986 and recorded September 3, 1986 in O. R. Book 711 at Page 2112 of the Public Records of Citrus County, Florida; and its lien spread by *Mortgage Spreading Agreement* dated November 6, 1986 and as recorded in the Public Records of Citrus County, Florida; and the *Sixth Mortgage and Loan Modification Agreement* dated December 12, 1986 and recorded in O. R. Book 722 at page 790 of the Public Records of Citrus County, Florida; and the *Seventh Mortgage and Loan Modification Agreement* dated as of March 25, 1987 and recorded in O. R. Book 734 at Page 1129 of the Public Records of Citrus County, Florida; and the *Eighth Mortgage and Loan Modification Agreement* dated as of March 25, 1987 and recorded in O. R. Book 734 at Page 1139 of the Public Records of Citrus County, Florida; and the *Notice of Future Advance and Receipt* dated March 25, 1987 and recorded in O. R. Book 734 at Page 1152 of the Public Records of Citrus County, Florida; and its lien spread by the *Third Mortgage Spreading Agreement* dated February 29, 1988 and recorded in O. R. Book 781 at Page 1574, of the Public Records of Citrus County, Florida; and its lien spread by the *Fourth Mortgage Spreading Agreement* dated February 29, 1988 and recorded in O. R. Book 781 at Page 1581, of the Public Records of Citrus County, Florida and as modified by the *Ninth Mortgage and Loan Modification Agreement*, dated May 20, 1988 and recorded June 14, 1988 in O. R. Book 782 at Page 770, of the Public Records of Citrus County, Florida and the Notice of Future Advance and Receipt dated May 20, 1988 and recorded in O.R. Book 782, page 784 of the Public Records of Citrus County, Florida and UCC-1 Financing

Statement recorded in O. R. Book 782 at Page 789 of the Public Records of Citrus County, Florida and that certain UCC-1 recorded in O. R. Book 782 at page 766 of the Public Records of Citrus County, Florida.

Substitute Renewal Mortgage No. 1 dated October 19, 1985, and recorded in Official Records Book 682, Page 2140, Public Records of Citrus County, Florida; Divided Assignment of Notes, Mortgages, Contracts and Agreements for Deed No. 1 dated October 19, 1985, and recorded in Offic al Records Book 683, Page 1, Public Records of Citrus County, Florida; and Substitute Renewal Mortgage No. 2 dated October 19, 1985, and recorded in Official Records Book 682, Page 1952, Public Records of Citrus County, Florida, and Assignment of Mortgage dated October 19, 1985, and recorded in Official Records Book 683, page 187, Public Records of Citrus County, Florida, and by Assignment of Mortgages dated October 19, 1985, and recorded in Official Records Book 683 at Page 190 of the Public Records of Citrus County, Florida.

And, Spreader Agreement dated December 29, 1988 and recorded in Official Records Book 821, Page 1515 of the Public Records of Citrus County, Florida.

And, the following Financing Statements filed with the Secretary of State of the State of Florida:

UCC#	FILE #	DATE OF FILING
1	000001121513	02/19/80
1	001830096757	06/30/83
3	003880038782	06/09/88
1	001830096757	06/30/83
3	003850073659	12/17/85
3	003840054839	10/22/84
1	001830096758	06/30/83
3	003880038781	06/09/88
3	003850073670	12/17/85
1	001850001077	01/04/85
3	003850065274	10/29/85
1	001850079585	06/04/85
3	003850065279	10/29/85
1	0018500822752	06/10/85
3	003860042373	07/17/86
3	003860042374	07/17/86
1	001880094142	06/09/88

as well as subseugent modifications, amendments, spreader agreement and future advances of the foregoing instruments recorded in the Public Records of Citrus County, Florida or with the Secretary of State of the State of Florida.

BK0824PG0236